UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 25, 2012, Carl Hammond, Chief Well Officer and a named executive officer of Black Elk Energy Offshore Operations, LLC (the “Company”), is no longer employed by the Company.

Keith Hubbard will assume the responsibilities and duties of the Chief Well Officer. Mr. Hubbard has served as Well Operations Manager since joining the Company as a consultant in August 2009 and becoming an employee in February 2010. Mr. Hubbard brings over 32 years of oilfield experience. Prior to joining the Company, Mr. Hubbard served as Operations Manager at West Star Operating Company from October 2007 to July 2009 and was responsible for all drilling, completion and production operations. Mr. Hubbard also spent 27 years with Halliburton Energy Services in various roles including Gulf of Mexico Business Development Manager from 2003 to 2007, Gulf of Mexico Operations Manager for the Logging and Perforating Product Service Line from 1999 to 2003 and Halliburton Integrated Solutions Service Coordinator from 1996 to 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2012

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By: Black Elk Energy, LLC, its sole member

By:	/s/ John Hoffman
Name: John Hoffman
Title: President and Chief Executive Officer